Exhibit 10.6
FIRST AMENDMENT TO
MGM RESORTS INTERNATIONAL 2012 DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

This FIRST AMENDMENT, dated as of April 27, 2022 (this “First Amendment”), amends the Amended and Restated MGM Resorts International 2012 Deferred Compensation Plan for Non-Employee Directors (the “Plan”).

WHEREAS, pursuant to Section 6.1 of the Plan, MGM Resorts International (“MGM”) has reserved the right to amend the Plan through action of its board of directors (the “Board”);

WHEREAS, in order to facilitate the consummation of the transactions provided for in the Master Transaction Agreement, dated as of August 4, 2021, by and among MGM, MGM Growth Properties LLC (“MGP”), VICI Properties Inc., and certain other parties (the “Transaction Agreement”), the Board desires to amend the Plan to provide for the transfer of certain liabilities and obligations to the Plan in accordance with the terms of the Transaction Agreement; and

WHEREAS, the Board duly adopted and approved this First Amendment, effective as of immediately prior to the REIT Merger Effective Time, but subject to consummation of the REIT Merger (as such terms are defined in the Transaction Agreement).

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.Amendment. The Plan is hereby amended by adding a new Appendix A thereto, in the form attached to this First Amendment.

2.Reference to and Effect on the Plan. Except as specifically amended herein, the Plan shall remain in full force and effect and is hereby ratified and confirmed. All references in the Plan to the “Plan” shall mean the Plan as amended by this First Amendment.

3.Adoption and Approval. The Board duly adopted and approved this First Amendment on April 27, 2022.

4.Effectiveness. This First Amendment shall become effective as of the date set forth above.

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APPENDIX A

“Sub Plan for Prior MGP Deferred Compensation Accounts”

Special Provisions for Accounts Transferred from
MGM Growth Properties LLC 2016 Deferred Compensation Plan for Non-Employee Directors

A-1. Introduction. The Plan is hereby amended to provide for the assumption of deferred compensation benefits of the Non-Employee Directors listed on Schedule I hereto (the “Designated Directors”) that have previously accrued under the MGM Growth Properties LLC 2016 Deferred Compensation Plan For Non-Employee Directors (the “MGP Plan”), effective as of immediately prior to the REIT Merger Effective Time, but subject to consummation of the REIT Merger (as such terms are defined in the Master Transaction Agreement, dated as of August 4, 2021, by and among MGM, MGM Growth Properties LLC (“MGP”), VICI Properties Inc., and certain other parties) (the “Effective Time”).

A-2. Assumption of MGP Accounts. Effective as of the Effective Time, the outstanding account balances of the Designated Directors under the MGP Plan (the “MGP Accounts”) have been assigned to, and assumed by, the Plan, consistent with the terms of the Assignment and Assumption Agreement entered into between the Company and MGP dated April 27, 2022.

A-3. Establishment of MGP Accounts. Effective as of the Effective Time, the Company has adopted and established the MGP Accounts, which should constitute Deferred Compensation Accounts under Article III of the Plan for each of the Designated Directors. The MGP Accounts shall be maintained and administered in accordance with the terms of the Plan, as modified by this Appendix A. The MGP Accounts shall be accounted for separately from any other Deferred Compensation Accounts maintained for any Designated Director pursuant to the terms of the Plan.

A-4. Allocation of MGP Accounts. The amounts allocated to the MGP Accounts for each Designated Director shall be equal to the account balances of the Designated Director held in the MGP Plan immediately prior to the Effective Time, which shall equal the aggregate “REIT Per Share Merger Consideration” paid pursuant to the Transaction Agreement in respect of the MGP deferred stock units allocated to the Designated Director under the terms of the MGP Plan at such time. The amounts so allocated shall then be held under the Plan and invested in accordance with the terms of the Plan, as modified by this Appendix A.

A-5. Investment of MGP Accounts. As soon as administratively practicable prior to the Effective Time, the Designated Directors shall be permitted to allocate the balances of their MGP Accounts to one or more Measurement Funds, in accordance with procedures established by the Administrator pursuant to the Plan. If the Designated Directors fail to allocate the account balance of their MGP Accounts prior to the Effective Time, the MGP Accounts shall be allocated to the Principal Preservation Separate Account (Stable Value Fund), which is a Measurement Fund maintained pursuant to Section 3.3 of the Plan, as of the Effective Time. Notwithstanding the foregoing, the MGP Accounts may not be elected for allocation to the Deferred Stock Unit Measurement Fund or Fixed Interest Crediting Rate Fund maintained under the Plan at the Effective Time or thereafter.

A-6. Distribution of MGP Accounts. Notwithstanding the provisions of Article IV of the Plan, the form and timing of the distribution of the MGP Accounts to the Designated Directors shall be in accordance with the distribution elections made by the Designated Directors under the MGP Plan, which have been assumed by and made a part of this Plan and shall be reflected in the books and records of the Plan by the Administrator.

A-7. Rabbi Trust. Assets in respect of the amounts allocated under the MGP Accounts for the Designated Directors shall be transferred as of the Effective Time (or, if later, when paid pursuant to the Transaction Agreement) into the trust maintained pursuant to the Amended and Restated Rabbi Trust Agreement dated as of July 2, 2012, by and between MGM and Matrix Trust Company, a Colorado corporation, for the purpose of funding the obligations to the Designated Directors assumed under the Plan by this Exhibit A.

A-8. Other Deferred Compensation Accounts. The terms and conditions of this Appendix A shall apply solely to the MGP Accounts of the Designated Directors, which shall be accounted for separately as provided hereunder. For the avoidance of doubt, any other Deferred Compensation Accounts of the Designated Directors shall be governed by the otherwise applicable terms of the Plan.